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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2002
(January 6, 2002)

Chiron Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4560 Horton Street, Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (510) 655-8730

N/A
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

    On January 7, 2002, Chiron Corporation ("Chiron") issued a press release announcing that Chiron, Matrix Pharmaceutical, Inc., a Delaware corporation ("Matrix"), and Manon Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Chiron ("Merger Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 6, 2002, under which Chiron has agreed, subject to customary conditions, to make a tender offer (the "Offer") to purchase any or all of the outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of Matrix at a purchase price equal to $2.21 per share in cash. The Merger Agreement provides for the Offer to be followed by a subsequent merger of Merger Sub with and into Matrix, after which Matrix will be a wholly owned subsidiary of Chiron.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)
Exhibits.

    See Exhibit Index hereto.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION
Date:	January 10, 2002	By:	/s/ William G. Green William G. Green Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number
99.1	Press release by Chiron Corporation dated January 7, 2002 (incorporated by reference to the Schedule TO with respect to pre-commencement communications filed by Chiron Corporation on January 7, 2002).

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SIGNATURES
EXHIBIT INDEX